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                                                  EXHIBIT 10(D)

    AMENDMENT TO THE AMENDED AND RESTATED ELECTED NON-EMPLOYEE
  DIRECTOR STOCK OPTION PLAN OF AMERICAN FREIGHTWAYS CORPORATION


     THIS AMENDMENT, made by the Board of Directors of American
Freightways Corporation (the "Company") is effective as of the date indicated below.

                       W-I-T-N-E-S-S-E-T-H:

     WHEREAS, the Company sponsors the Amended and Restated Elected Non-Employee Director Stock Option Plan of American Freightways
Corporation (the "Plan"); and

     WHEREAS, Section 5 of the Plan authorizes the Board of Directors of the Company to amend the Plan from time to time; and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Plan's participants and beneficiaries and the Company's shareholders to amend Section 3 of the Plan to move the automatic grant date under the Plan from the first day of February of each year to the first day of January of each year, unless otherwise specified by the Board.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Effective December 30, 1998, Section 3 of the Plan is amended by deleting the first paragraph thereof and adding in its place the following:

          3.   ELIGIBILITY.  Each person who shall
          have been elected a director of the
          Company at its annual meeting of
          stockholders shall automatically be
          granted options to purchase 6,000 shares of the Company's common stock (subject to further adjustment as provided herein) on the date such person is initially elected to the Board (but not on subsequent election dates) and on each succeeding first day in January (or such other time during the year as the Board may determine), beginning January 1, 2000, provided, that such automatic option grants shall be made only if the recipient director (i) is not otherwise an employee of the Company or any subsidiary on the date of grant, (ii) is a member of the Board of Directors on the date such option is granted.